Exhibit 10.10

Option Agreement

This Option Agreement ("Option Agreement") is entered into as of April 21, 2021, by and between Afik & Co., Attorneys and Notary, (“Provider”), Doron Afik, Israeli ID 028773109 ("Doron") and Maris Tech Ltd., a company incorporated under the laws of the State of Israel, registration number 514135730, having its principal place of business at 3 Golda Meir St., Ness Ziona, Israel (“Company”), each "Party" and together “Parties”.

WHEREAS,	Company and Provider have entered into a Services Agreement dated 09.06.2020 (“Services Agreement”) for the Provider to furnish legal services for Company IPO in Australia and wish to amend it to an IPO on the Nasdaq or other market;

THEREFORE, the Parties agreed as follows:

1.	[Intentionally Omitted].

2.	Additionally, Doron shall be entitled, for the services that Doron provides personally to Company, to warrants to purchase shares of Company in the amount of 2% of the post listing shares amount of Company at the listing price, to be exercised within 5 years of the listing day.

3.	This agreement replaces all provisions of the Service Agreement relating to right of Provider options or shares in Company.

4.	Miscellaneous

4.1	Governing Law, Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the conflict of law provisions thereof. Subject to §4.2 below, any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent Courts in Tel Aviv, Israel, and each of the parties hereby irrevocably submits such dispute to the exclusive jurisdiction of such Courts.

4.2	Arbitration

All disputes arising out of or in connection with the present contract shall be finally settled under arbitration before a single arbitrator appoint by the Court. The arbitrator shall be an attorney with experience in international IPO or international investments agreements and masters the English language and in any case shall not be a retired judge. The arbitration shall be in Tel Aviv, Israel.

4.3	This Agreement may be executed in any number of counterparts, each of whom shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date set below

	Date	Signature

Afik & Co., Attorneys and Notary	April 21, 2021	/s/ Afik & Co.

Doron Afik	April 21, 2021	/s/ Doron Afik

Maris Tech Ltd.	April 21, 2021	/s/ Israel Bar